Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Glenayre Technologies, Inc.'s Registration Statements No. 33-43797 on Form S-8, No. 33-68766 on Form S-8, No. 33-80464 on Form S-8, No. 33-88818 on Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8, No. 333-04635 on Form S-8, No. 333-15845 on Form S-4, as amended by Post-Effective Amendment No. 1 on Form S-8, Registration Statement No. 333-38169 and Registration Statement No. 333-39717 of our report dated January 30, 1998, with respect to the consolidated financial statements and schedules of Glenayre Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                               ERNST & YOUNG LLP



Charlotte, North Carolina
March 26, 1998